Exhibit 5.1

February 14, 2024

Greenfire Resources Ltd.

1900 – 205 5th Avenue SW

Calgary, Alberta T2P 2V7

Dear Sirs/Mesdames:

Re: Registration Statement on Form S-8 of Greenfire Resources Ltd.

We are acting as local counsel in the Province of Alberta to Greenfire Resources Ltd. (the “Company”), a corporation existing under the laws of the Province of Alberta, in connection with the Registration Statement on Form S-8 dated February 14, 2024 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”).

We understand that the Registration Statement relates to, among other things, the proposed issuance by the Company of: (i) up to 3,617,016 common shares, without nominal or par value, of the Company (“Common Shares”) pursuant to the exercise of performance warrants of the Company (“Company Performance Warrants”), as governed by the Amended and Restated Performance Warrant Plan of the Company effective September 20, 2023 (the “Company Performance Warrant Plan”); and (ii) up to 3,247,235 Common Shares reserved for issuance pursuant to the Omnibus Incentive Plan of the Company effective September 20, 2023, and as amended and restated on February 1, 2024 (the “Company Incentive Plan”).

This opinion is being delivered in connection with the Registration Statement, in which this opinion appears as an exhibit. Capitalized words and phrases used but not otherwise defined in this opinion have the meanings ascribed to them in the Registration Statement.

I.	Scope of Review

For the purpose of the opinions hereinafter expressed, in our capacity as local counsel for the Company as aforesaid, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such public records, certificates, documents and other materials as we have considered relevant, necessary or advisable, including the Business Corporations Act (Alberta), as amended, and the following documents (collectively, the “Relevant Documents”):

(a)	the Registration Statement;

(b)	the Certificate of Incorporation of the Company attached as Exhibit 4.1 to the Registration Statement;

(c)	the Bylaws of the Company attached as Exhibit 4.2 to the Registration Statement;

(d)	the Articles of Incorporation of the Company dated December 9, 2022, the Articles of Amendment of the Company dated September 19, 2023, and the Articles of Arrangement of the Company dated September 20, 2023, each as contained in the minute book of the Company;

(e)	resolutions of the board of the Company (the “Board”) approving the Company Performance Warrant Plan and the Company Incentive Plan, and the applicable amendments thereto (the “Board Resolutions”);

(f)	the Company Performance Warrant Plan;

(g)	the Company Incentive Plan;

(h)	an officer’s certificate of the Company (the “Officer’s Certificate”) as to various questions of material fact to this opinion that we have not verified independently; and

(i)	a Certificate of Status issued under the laws of the Province of Alberta for the Company on February 14, 2024 (the “Certificate of Status”).

Other than our review of the Relevant Documents, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Company. No inference as to our knowledge as to such facts and circumstances should be drawn merely from our representation of the Company.

II.	Assumptions

In giving this opinion, we have assumed:

(a)	the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies;

(b)	the accuracy and completeness of all statements made in the Certificate of Status and all statements of fact made in the Officer’s Certificate and that all such statements remain accurate and complete at the time this opinion is delivered;

(c)	the Registration Statement will be effective, will comply with all applicable laws, will be duly authorized, executed and delivered by the Company, and will be filed with the Commission;

(d)	that none of the Company Performance Warrant Plan, the Company Incentive Plan nor the Board Resolutions have been amended, supplemented or modified in any manner since the date they were submitted to us, whether by written or oral agreement, by conduct of the parties thereto, or otherwise;

(e)	that insofar as any obligation under any of the Company Performance Warrant Plan or the Company Incentive Plan is to be performed in any jurisdiction outside of the Province of Alberta, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction;

(f)	all Common Shares issuable pursuant to the Company Incentive Plan will be issued pursuant to Awards (as defined in the Company Incentive Plan) duly granted under the Company Incentive Plan by the Board or a committee of the Board (a “Committee”) at such times, to such persons and for such consideration approved by the Board or pursuant to a delegation of authority granted by the Board or a Committee, all in accordance with the terms of the Company Incentive Plan;

(g)	all required consideration (in whatever form) for the Common Shares is paid in money or in property (other than a promissory note or promise to pay) or past service that is not less in value than the fair value equivalent of the money that the Company would have received if the Common Shares had been issued for money; and

(h)	all required filings will be made with the New York Stock Exchange, the Toronto Stock Exchange and all relevant securities regulatory authorities.

III.	Reliance

With respect to the accuracy of factual matters material to this opinion, we have relied upon without further investigation or independent verification resolutions, certificates or comparable documents and representations of public officials and of officers and representatives of the Company, including the Officer’s Certificate.

For the purpose of the opinion expressed in paragraph 1 below, we have relied entirely and exclusively without further investigation or independent verification on the Certificate of Status, and we have assumed that such Certificate of Status continues to be accurate as of the date hereof.

Where our opinion expressed herein refers to the Common Shares having been issued as being “fully-paid and non-assessable”, such opinion indicates that the holders of such Common Shares will not, after the issuance to them of such Common Shares, be liable to contribute any further amounts to the Company in order to complete payment for the Common Shares or to satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such Common Shares or as to the adequacy of any consideration received.

IV.	Applicable Laws

We are qualified to practice law in the Province of Alberta and we do not express any opinion on any laws other than the laws of the Province of Alberta and the laws of Canada applicable therein, in each case in effect on the date hereof.

V.	Opinion

Based upon and relying on the foregoing, and subject to the assumptions and qualifications expressed herein, we are of the opinion that:

1.	the Company is a valid and subsisting corporation under the laws of the Province of Alberta;

2.	the up to 3,617,016 Common Shares issuable pursuant to Company Performance Warrants and the Company Performance Warrant Plan, will, upon issuance of such Common Shares from time to time in accordance with the terms and conditions of the Company Performance Warrant Plan and the applicable performance warrant certificates for such Company Performance Warrants, be validly issued as fully paid and non-assessable Common Shares; and

3.	the up to 3,247,235 Common Shares reserved for issuance under the Company Incentive Plan, will, upon issuance of such Common Shares from time to time in accordance with the terms and conditions of the Company Incentive Plan and the grant agreements for Awards (as defined in the Company Incentive Plan) thereunder, be validly issued as fully paid and non-assessable Common Shares.

VI.	Consent and Qualifications

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission. This opinion is rendered solely in connection with the Registration Statement and is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Company Performance Warrant Plan, Company Performance Warrants, the Company Incentive Plan, Awards (as defined in the Company Incentive Plan) or Common Shares.

The opinions are given as at the date hereof and we disclaim any obligation or responsibility to: (a) update this opinion; (b) take into account or inform the addressees or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express; or (c) advise the addressees or any other person of any other change in any matter addressed in this opinion. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

This opinion is for the benefit of the addressee in connection with the transaction to which it relates, and may not be relied upon, used, or quoted from or referred to in any other documents, by any other person or for any other purpose without our express written consent.

Yours truly,

/s/ Burnet, Duckworth & Palmer LLP

Burnet, Duckworth & Palmer LLP

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